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                                                                   EXHIBIT 23.13

September 29, 1998

Board of Directors
Western Bancorp
4100 Newport Place, Suite 900
Newport Beach, California 92660

Ladies and Gentlemen:

    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a person who will become a director of Western Bankcorp, a California corporation (the "Company"), in the Company's Registration Statement of Form S-4 filed with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to such Registration Statement.

                                          Sincerely,
                                          /s/ JOHN G. REBELO
                                          --------------------------------------

                                          John G. Rebelo, Jr.